EXHIBIT 10.7

EMPLOYMENT AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on August 1, 2026, by and between GenFlat Holdings, Inc., a Delaware corporation, (the “Company”) and William R. Benz (the “Executive”).

1.	This Agreement amends that certain Amended and Restated Employment Agreement dated December 30, 2025 made and entered into by the parties hereto (the “Employment Agreement”). Capitalized terms herein have the same meaning as used in the Employment Agreement, unless otherwise noted.

2.	Effective August 1, 2026, Paragraph 4.1 of Article 4 is deleted in its entirety and replaced with the following:

4.1. Base Compensation.  For all services rendered by Executive under this Agreement, the Company agrees to pay Executive the rate of $275,000 per year, which shall be payable to Executive not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

4.	All other provisions of the Employment Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

GENFLAT HOLDINGS, INC.:

By:	/s/ Drew D. Hall
Drew D. Hall, CEO

EXECUTIVE:

/s/ William R. Benz
William R. Benz